EXHIBIT 10 (b)


                                ADDENDUM NO. 2

                                    to the

                      QUOTA SHARE RETROCESSION AGREEMENT
                           Effective:  July 1, 2000

                         entered into by and between

                 AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS
                                Dallas, Texas

                                     and

                         DORINCO REINSURANCE COMPANY
                              Midland, Michigan


 IT IS HEREBY AGREED, effective retroactively to July 1, 2000, that the third paragraph of ARTICLE 2 - COVER shall be deleted and the following substituted therefor:

      "In no event shall the net written premium ceded hereunder for any Underwriting Year exceed $37,000,000. For the period from July 1, 2001 to September 30, 2001, the net written premium ceded hereunder shall not exceed $10,000,000."

 IT IS FURTHER AGREED, effective April 1, 2001, with respect to policies attaching to Underwriting Periods commencing on or after that date, that the following paragraph shall be added to ARTICLE 2 - COVER:

      "Notwithstanding the above, the Reinsurer shall have no liability for the amount by which incurred losses and loss adjustment expenses for the period effective April 1, 2001 to June 30, 2001 is between 65% and 77% of ceded premium for the same period. This 'loss ratio corridor' between 65% and 77% shall be held net and unreinsured by the Company, and in addition to its quota share retention set forth above.

      In addition, in the event such loss corridor is utilized, then effective for Underwriting Years commencing on or after July 1, 2001, the Reinsurer shall have no liability for the amount by which incurred losses and loss adjustment expenses for the Underwriting Year is between 65% and 80% of ceded premium for the same period. This 'loss ratio corridor' between 65% and 80% shall be held net and unreinsured by the Company, and in addition to its quota share retention set forth above."

 IT IS ALSO AGREED, effective April 1, 2001, that subparagraph 1 of paragraph A of ARTICLE 7 - ACCOUNTS AND REMITTANCES shall be deleted and the following substituted therefor:

      "1. Ceded net written premium (i.e., ceded gross written premium, including the Reinsurer's share of 100% of the collected Policy fees, less returns and cancellations), under Policies attaching to each Underwriting Period; less"

 IT IS ALSO AGREED, effective April 1, 2001, that ARTICLE 8 - CEDING COMMISSION shall be deleted and the following substituted therefor:

                                  "ARTICLE 8

      CEDING COMMISSION

      The Reinsurer will allow the Company a provisional ceding commission on ceded net written premiums as follows:

      A.   For the period from July 1, 2000 to March 31, 2001, 41.0%;

      B.   For the period from April 1, 2001 to June 30, 2001, 34.0%;

      C. As respects the second and subsequent Underwriting Years hereunder, 31.0%.

      Return commission shall be allowed on return premiums at the same rate for the same period."

 IT IS ALSO AGREED, effective April 1, 2001, that subparagraph 2 of paragraph A of ARTICLE 9 - COMMISSION ADJUSTMENT shall be deleted and the following substituted therefor:

      "2. Within 18 months from the beginning of each Underwriting Year, the Company will calculate an adjusted ceding commission for the Underwriting Year then expired based on premiums earned and losses incurred. The ceding commission paid to that date, whether provisional or prior adjustment, shall be adjusted between the parties as appropriate. At the end of each Underwriting Year, adjustments will continue to be made annually until all losses have been paid or closed, at which time the ceding commission will become final."

 IT IS ALSO AGREED, effective April 1, 2001, that paragraph B of ARTICLE 9 - COMMISSION ADJUSTMENT (as amended by Addendum No. 1) shall be deleted and the following substituted therefor:

 "B.  The adjusted ceding commission shall be calculated as follows:

      1. As respects the first Underwriting Year calculation, the following shall apply:

           a. For the period from July 1, 2000 to December 31, 2000, if the ratio of losses incurred to premium earned is 64.5% or higher, then the adjusted ceding commission shall be 31.0%. If the ratio of losses incurred to premium earned is less than 64.5%, then the adjusted commission shall be determined by adding one percentage point to the ceding commission for each percentage point reduction loss ratio subject to a ceding commission of 41.0% at a loss ratio of 54.5% or less. If the ratio of losses incurred to premium earned is greater than 64.5% or less than 54.5%, the difference between the actual loss ratio and 64.5% or 54.5%, as the case may be, will be multiplied by the earned premium for the Underwriting Year and carried forward as a debit or credit to the ensuing Underwriting Year calculation.

           b. For the period from January 1, 2001 to February 28, 2001, if the ratio of losses incurred to premium earned is 64.0% or higher, then the adjusted ceding commission shall be 31.0%. If the ratio of losses incurred to premium earned is less than 64.0%, then the adjusted commission shall be determined by adding one percentage point to the ceding commission for each percentage point reduction loss ratio subject to a ceding commission of 41.0% at a loss ratio of 54.0% or less. If the ratio of losses incurred to premium earned is greater than 64.0% or less than 54.0%, the difference between the actual loss ratio and 64.0% or 54.0%, as the case may be, will be multiplied by the earned premium for the Underwriting Year and carried forward as a debit or credit to the ensuing Underwriting Year calculation.

           c. For the period from March 1, 2001 to March 31, 2001, if the ratio of losses incurred to premium earned is 69.0% or higher, then the adjusted ceding commission shall be 26.0%. If the ratio of losses incurred to premium earned is less than 69.0%, then the adjusted commission shall be determined by adding one percentage point to the ceding commission for each percentage point reduction loss ratio subject to a ceding commission of 41.0% at a loss ratio of 54.0% or less. If the ratio of losses incurred to premium earned is greater than 69.0% or less than 54.0%, the difference between the actual loss ratio and 69.0% or 54.0%, as the case may be, will be multiplied by the earned premium for the Underwriting Year and carried forward as a debit or credit to the ensuing Underwriting Year calculation.

           d. For the period from April 1, 2001 to June 30, 2001, if the ratio of losses incurred to premium earned is 65.0% or higher, then the adjusted ceding commission shall be 26.0%. If the ratio of losses incurred to premium earned is less than 65.0%, then the adjusted commission shall be determined by adding one percentage point to the ceding commission for each percentage point reduction loss ratio subject to a ceding commission of 34.0% at a loss ratio of 50.0% or less. If the ratio of losses incurred to premium earned is greater than 65.0% or less than 50.0%, the difference between the actual loss ratio and 65.0% or 50.0%, as the case may be, will be multiplied by the earned premium for the Underwriting Year and carried forward as a debit or credit to the ensuing Underwriting Year calculation.

      2. As respects the second and subsequent Underwriting Years hereunder, if the ratio of losses incurred to premium earned is 65.0% or higher, then the adjusted ceding commission shall be 26.0%. If the ratio of losses incurred to premium earned is less than 65.0%, then the adjusted commission shall be determined by adding one percentage point to the ceding commission for each percentage point reduction loss ratio subject to a ceding commission of 31.0% at a loss ratio of 50.0% or less. If the ratio of losses incurred to premium earned is greater than 65.0% or less than 50.0%, the difference between the actual loss ratio and 65.0% or 50.0%, as the case may be, will be multiplied by the earned premium for the Underwriting Year and carried forward as a debit or credit to the ensuing Underwriting Year calculation.

      Following termination of this Agreement any debit or credit carryforward remaining after the final adjustment of the concluding Underwriting Year will be null and void."

 IT IS ALSO AGREED, effective July 1, 2001, with respect to policies attaching to Underwriting Years commencing on or after that date, that the first paragraph of ARTICLE 1 - BUSINESS REINSURED shall be deleted and the following substituted therefor:

      "This Agreement is to share with the Reinsurer the interests and liabilities of the Company under all Policies classified by the Company as Private Passenger Automobile Business (including Motorist Bodily Injury and Property Damage, Physical Damage, Uninsured/Underinsured Motorist Bodily Injury and Property Damage, Personal Injury Protection, and Towing and Rental insurance) written or renewed by or through American Hallmark General Agency, Inc., Dallas, Texas for and on behalf of State and County Mutual Insurance Company, Ft. Worth, Texas (hereinafter called the 'Issuing Carrier') and assumed by the Company as reinsurance from the Issuing Carrier, during the term of this Agreement, subject to the terms and conditions herein contained."

 IT IS ALSO AGREED, effective July 1, 2001, with respect to policies attaching to Underwriting Years commencing on or after that date, that
 ARTICLE 5 - WARRANTY shall be deleted and the following substituted therefor:

                                  "ARTICLE 5

      WARRANTY

      It is warranted for purposes of this Agreement that the maximum Policy limits for which American Hallmark General Agency, Inc. shall have the authorization to bind the Issuing Carrier for business ceded hereunder shall be as follows or so deemed:

      A.   Bodily Injury, per person/per accident         $25,020/$50,020

      B.   Property Damage, per accident                  $25,020

      C.   Physical Damage                                Actual Cash Value
                                                          (ACV) not to exceed
                                                          $50,020
                                                          per vehicle

      D.   Personal Injury Protection,
           per person/per accident                        $2,520

      E.   Uninsured/Underinsured Motorist Bodily
           Injury, per person/per accident                $25,020/$50,020

      F.   Uninsured/Underinsured Motorist Property
           Damage, per accident                           $25,020

      In the event of a statutory increase in limits by the State of Texas, or travel by an insured to a state with greater statutory requirements, the maximum Policy limits shall be increased to statutory limits in effect."

 IT IS ALSO AGREED, effective July 1, 2001, that the fifth paragraph of
 ARTICLE 16 - EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS OF POLICY LIMITS shall be deleted and the following substituted therefor:

      "Notwithstanding the above, as respects any loss under policies attaching prior to July 1, 2001 which includes either Extra Contractual Obligations or Excess of Policy Limits or both, the Reinsurer's limit of liability for Extra Contractual Obligations and/or Excess of Policy Limits shall be limited to $2,000,000 each loss in addition to the indemnity loss. As respects any loss under policies attaching to Underwriting Years commencing on or after July 1, 2001 which includes Extra Contractual Obligations and/or Excess of Policy Limits, the Reinsurer's limit of liability for Extra Contractual Obligations and/or Excess of Policy Limits shall be limited to $700,000 (i.e., 70% of $1,000,000) each loss in addition to the indemnity loss."

 The provisions of this Agreement shall remain otherwise unchanged.

 IN WITNESS WHEREOF the parties hereto have caused this Addendum to be executed by their duly authorized representatives at:

 Dallas, Texas, this ___________ day of_________________________, 20__.



                _______________________________________________________
                AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS

 Midland, Michigan, this __________ day of______________________, 20__.


                _______________________________________________________
                DORINCO REINSURANCE COMPANY